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                                                       EXHIBIT 10D






                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)





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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.  HISTORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1.    History of Verson Retirement Plan . . . . . . . . . . . . . . . 1
     1.2.    History of Bush Hog Plan. . . . . . . . . . . . . . . . . . . . 2

ARTICLE II.  DEFINITIONS AND CONSTRUCTION. . . . . . . . . . . . . . . . . . 2
     2.1.    Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2.    Construction. . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III.  MERGER OF PLANS. . . . . . . . . . . . . . . . . . . . . . . . 3
     3.1.    Merger of Plans.. . . . . . . . . . . . . . . . . . . . . . . . 3
     3.2.    Amendment and Restatement of Merged Plan. . . . . . . . . . . . 3
     3.3.    Segments of Merged Plan.. . . . . . . . . . . . . . . . . . . . 3
     3.4.    Incorporation By Reference. . . . . . . . . . . . . . . . . . . 4

ARTICLE IV.  FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     4.1.    Method of Funding.. . . . . . . . . . . . . . . . . . . . . . . 4
     4.2.    Contributions.. . . . . . . . . . . . . . . . . . . . . . . . . 4
     4.3.    Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     4.4.    Exclusive Benefit.. . . . . . . . . . . . . . . . . . . . . . . 5
     4.5.    No Right To Assets. . . . . . . . . . . . . . . . . . . . . . . 5
     4.6.    Separate Accounting.. . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE V.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . 5
     5.1.    Allocation of Responsibility Among Fiduciaries. . . . . . . . . 5
     5.2.    Plan Administrator. . . . . . . . . . . . . . . . . . . . . . . 6
     5.3.    Claims Procedure. . . . . . . . . . . . . . . . . . . . . . . . 6
     5.4.    Records and Reports . . . . . . . . . . . . . . . . . . . . . . 7
     5.5.    Other Plan Administrator Powers and Duties. . . . . . . . . . . 7
     5.6.    Rules and Decisions . . . . . . . . . . . . . . . . . . . . . . 8
     5.7.    Administration Procedures.. . . . . . . . . . . . . . . . . . . 8
     5.8.    Authorization of Benefit Payments . . . . . . . . . . . . . . . 8
     5.9.    Application and Forms for Pension . . . . . . . . . . . . . . . 9
     5.10.   Facility of Payment . . . . . . . . . . . . . . . . . . . . . . 9
     5.11.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . .10
     5.12.   Fiduciary Duties. . . . . . . . . . . . . . . . . . . . . . . .10
     5.13.   Agent For Service.. . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VI.  MAXIMUM PENSION . . . . . . . . . . . . . . . . . . . . . . . .10
     6.1.    Maximum Pension Benefits. . . . . . . . . . . . . . . . . . . .10

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE VII.  RESTRICTED BENEFITS TO CERTAIN PARTICIPANTS. . . . . . . . . .12
     7.1.    Applicability of Restrictions.. . . . . . . . . . . . . . . . .12
     7.2.    Participants Whose Pension Payments Are Restricted. . . . . . .12
     7.3.    Restricted Benefit Definitions. . . . . . . . . . . . . . . . .13
     7.4.    Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . .13
     7.5.    Inapplicability of Restrictions.. . . . . . . . . . . . . . . .13
     7.6.    Restrictions On Termination.. . . . . . . . . . . . . . . . . .14

ARTICLE VIII.  AMENDMENTS, TERMINATION, AND ACTION BY THE COMPANY. . . . . .14
     8.1.    Right to Terminate. . . . . . . . . . . . . . . . . . . . . . .14
     8.2.    Amendment of the Merged Plan. . . . . . . . . . . . . . . . . .14
     8.3.    Action by the Company.. . . . . . . . . . . . . . . . . . . . .15

ARTICLE IX.  SUCCESSORS AND MERGER OR CONSOLIDATION OF PLANS . . . . . . . .15
     9.1.    Successors. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     9.2.    Conditions Applicable to Mergers or Consolidation of Plans. . .15

ARTICLE X.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .16
     10.1.   Termination.. . . . . . . . . . . . . . . . . . . . . . . . . .16
     10.2.   Terms.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     10.3.   Partial Termination.. . . . . . . . . . . . . . . . . . . . . .16
     10.4.   Restricted Benefits.. . . . . . . . . . . . . . . . . . . . . .17
     10.5.   Vesting at Termination. . . . . . . . . . . . . . . . . . . . .17
     10.6.   Benefits in Pay Status or Paid Within Three Years Before Plan
             Termination.. . . . . . . . . . . . . . . . . . . . . . . . . .17
     10.7.   Liquidation.. . . . . . . . . . . . . . . . . . . . . . . . . .17
     10.8.   Allocation of Assets. . . . . . . . . . . . . . . . . . . . . .19
     10.9.   Further Allocation. . . . . . . . . . . . . . . . . . . . . . .19
     10.10.  Reallocation Required by Secretary of the Treasury. . . . . . .20
     10.11.  Form of Distributions.. . . . . . . . . . . . . . . . . . . . .20
     10.12.  Reversion of Excess Assets. . . . . . . . . . . . . . . . . . .20

ARTICLE XI.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .20
     11.1.   Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . .20
     11.2.   Tax-Qualified Plan. . . . . . . . . . . . . . . . . . . . . . .21

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                                TABLE OF CONTENTS

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ARTICLE XII.  TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . . .21
     12.1.   Determination of Top-Heavy. . . . . . . . . . . . . . . . . . .21
     12.2.   Minimum Benefit.. . . . . . . . . . . . . . . . . . . . . . . .21
     12.3.   Minimum Vesting.. . . . . . . . . . . . . . . . . . . . . . . .22
     12.4.   Death after Minimum Vesting.. . . . . . . . . . . . . . . . . .22
     12.5.   Change in Top-Heavy Status. . . . . . . . . . . . . . . . . . .22
     12.6.   Impact on Maximum Benefits. . . . . . . . . . . . . . . . . . .23
     12.7.   Aggregation with Other Plans. . . . . . . . . . . . . . . . . .23
     12.8.   Present Value . . . . . . . . . . . . . . . . . . . . . . . . .24
     12.9.   Computation of Benefit. . . . . . . . . . . . . . . . . . . . .24

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                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)

                               ARTICLE I.  HISTORY
     1.1. HISTORY OF VERSON RETIREMENT PLAN. Allied Products Corporation (the "Company") has from time to time maintained the Verson Division of Allied Products Corporation Employees Retirement Plan (the "Verson Retirement Plan"). The Company transferred sponsorship of the Verson Retirement Plan to Verson Corporation, effective January 29, 1993. Verson Corporation transferred sponsorship of the Verson Retirement Plan back to the Company, effective December 31, 1993.

          (a) The Verson Allsteel Press Company Employees Retirement Plan (the "Verson Plan") was established by Verson Allsteel Press Company, Inc., effective as of January 1, 1953. The F.J. Littell Machine Co. Pension Plan for Office, Engineering, Sales and Supervisory Employees (the "Littell Plan") was established by F.J. Littell Machine Co., effective as of January 1, 1968. In 1986 both of these companies became divisions of the Company, known as the Verson Allsteel Press Company Division (the "Verson Division") and the F.J. Littell Machine Company Division (the "Littell Division"), respectively. Both the Verson Plan and the Littell Plan continued in existence under the sponsorship of the Company. The Verson Plan was amended and restated as of August 1, 1984 and subsequently was amended effective August 1 and October 31, 1986. The Littell Plan was amended and restated as of January 1, 1976 and subsequently was amended effective July 1, 1978, May 1, 1981, January 1, 1984, January 1, 1985 and October 31, 1986.

          (b) Effective October 31, 1986, the benefits of participants under both the Verson Plan and the Littell Plan were frozen, and no further accrual of benefits has occurred under either the Verson Plan or the Littell Plan after that date.

          (c) Effective as of August 19, 1991, the Company divested itself of the Littell Division. As a result of this divestiture, all employees of the Littell Division terminated employment with the Company, effective as of August 19, 1991.

          (d) Effective December 31, 1991, the Littell Plan was merged into the Verson Plan under the name Verson Division of Allied Products Corporation Employees Retirement Plan (the "Verson Retirement Plan").

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     1.2. HISTORY OF BUSH HOG PLAN.  The Company has from time to time maintained the Bush Hog Division of Allied Products Corporation Salaried Pension Plan (the "Bush Hog Plan"). The Company transferred sponsorship of the Bush Hog Plan to Bush Hog Corporation, effective January 29, 1993. Bush Hog Corporation transferred sponsorship of the Bush Hog Plan back to the Company, effective December 31, 1993.

                    ARTICLE II.  DEFINITIONS AND CONSTRUCTION

     2.1. DEFINITIONS. The following terms, alphabetically arranged, when used in the Merged Plan and initially capitalized as below indicated, shall, unless expressly otherwise provided, have the following respective meanings:

     "ACTUARY" means the individual enrolled actuary or firm of one or more enrolled actuaries selected by the Company to provide actuarial services in connection with the administration of the Merged Plan.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMPANY" means Allied Products Corporation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "FIDUCIARIES" means the Company, the Plan Administrator, the Employers, the Insurance Company, and the Trustee, but only with respect to the responsibilities of each for administration of the Merged Plan, the Group Annuity Contract and the Trust.

     "FUND" means all assets of the Merged Plan, namely the Group Annuity Contract and the Trust.

     "GROUP ANNUITY CONTACT" means one or more contracts issued by an Insurance Company for the payment of retirement benefits to Merged Plan participants who become entitled to such benefits in accordance with the provisions of the Merged Plan.

     "INSURANCE COMPANY" means one or more legal reserve life insurance company(ies) organized or incorporated under the laws of any one of the United States of America and duly licensed in any State.

     "MERGED PLAN" means the Allied Products Corporation Combined Retirement
Plan.

     "PLAN ADMINISTRATOR" means the Plan Administrator of the Merged Plan appointed as such under Section 5.2.

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     "PLAN YEAR" means, with respect to the Merged Plan and except as otherwise provided in the Segments, the calendar year; provided however, that, prior to January 1, 1995, "Plan Year" means the twelve month period from August 1 through July 1, and the short period from August 1, 1994 through December 31, 1994.

     "TRUST OR TRUST FUND" means the fund known as the Allied Products Corporation Retirement Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, and/or any other trust adopted by the Company for purposes of funding the Merged Plan.

     "TRUSTEE" means the corporation(s) and/or individual(s) appointed by the Board of Directors of the Company to administer the Trust.

     2.2. CONSTRUCTION. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise and wherever used herein a pronoun in the singular form shall be considered as being in the plural form unless the context clearly indicates otherwise. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to this Merged Plan document. All references herein to specific Articles and/or Sections shall mean and refer to Articles and/or Sections of the Merged Plan document unless otherwise qualified. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Merged Plan. Terms used in this Merged Plan when not defined in this Merged Plan shall have the meanings given them by the Segments of the Merged Plan; the term Employers shall mean all three of the Employers defined in the Segments of the Merged Plan.

                          ARTICLE III.  MERGER OF PLANS

     3.1. MERGER OF PLANS. The Bush Hog Plan was merged into the Verson Retirement Plan, and the combined plan was renamed the Allied Products Corporation Combined Retirement Plan (the "Merged Plan"), effective December 31, 1993.

     3.2. AMENDMENT AND RESTATEMENT OF MERGED PLAN. The Merged Plan is hereby amended and restated effective as of December 31, 1993, and it is renamed as of that date as the Allied Products Corporation Combined Retirement Plan.

     3.3. SEGMENTS OF MERGED PLAN. The Merged Plan consists of three Segments: one which contains the provisions applicable to participants in the former Verson Plan (the "Verson Segment"),one which contains the provisions applicable to participants in the former Littell Plan (the "Littell Segment"), and one which contains the provisions applicable to participants in the former Bush Hog Plan (the "Bush Hog Segment").

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     3.4. INCORPORATION BY REFERENCE.  The following three Segments of the
Merged Plan, each of which is hereby amended and restated effective as of December 31, 1993, with certain provisions effective as of the dates specified in certain provisions therein, are incorporated herein by this reference and are made a part hereof as though fully set forth herein: the Verson Segment, which is attached hereto as Exhibit 1, the Littell Segment, which is attached hereto as Exhibit 2, and the Bush Hog Segment, which is attached hereto as Exhibit 3.

                              ARTICLE IV.  FUNDING

     4.1. METHOD OF FUNDING. The Company may fund the Merged Plan by purchase of one or more Group Annuity Contracts. Alternatively or in addition, the Company may fund the Merged Plan by use of one or more Trusts, in accord with the provisions of ERISA. The Company expressly reserves the right to change funding agencies or vehicles at any time at its own election and without the consent of any person or organization.

     4.2. CONTRIBUTIONS. The Company shall establish a funding method and policy which will be consistent with Merged Plan objectives. No contributions shall be required or permitted under the Merged Plan from any Merged Plan participant. The Company and/or the Employers of Merged Plan participants shall make contributions in such amounts and at such times as determined by their Boards of Directors in accordance with the funding method and policy established by the Company. Forfeitures arising under the Merged Plan because of severance of employment before a Merged Plan participant becomes eligible for a Pension, or for any other reason, shall be applied to reduce the contributions otherwise required to be made to the Merged Plan and shall not be used to increase the benefit otherwise payable to any Merged Plan participant.

     4.3. ASSETS. All contributions made by the Company or by an Employer under the Merged Plan shall be paid to the Insurance Company and deposited in the Group Annuity Contract and/or shall be paid to the Trustee and deposited in the Trust, as directed by the Company. However, all contributions made by the Company or by an Employer are expressly conditioned upon the initial qualification of the Merged Plan under the Code, and upon the deductibility under Section 404 of the Code of contributions made to provide Merged Plan benefits. Notwithstanding any provision of the Merged Plan to the contrary, any portion of a contribution made to the Merged Plan by the Company or by an Employer shall be returned to the Company or to such Employer if that portion of the contribution was made by a mistake of fact or its

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deductibility was disallowed, so long as it is returned within one year after the mistaken payment of the portion of the contribution or the disallowance of the deduction.

     4.4. EXCLUSIVE BENEFIT. Except as otherwise provided in the Merged Plan (including the Segments), all assets of the Merged Plan, however held, including investment income, shall be retained for the exclusive benefit of Merged Plan participants and their spouses or beneficiaries, shall be used to pay benefits to such persons or to pay administrative expenses to the extent not paid by the Company or by an Employer and shall not revert to or inure to the benefit of the Company or of any Employer prior to the satisfaction of all liabilities under the Merged Plan.

     4.5. NO RIGHT TO ASSETS. No person shall have any interest in or right to any of the funds contributed to or held under the Merged Plan, except as expressly provided in the Merged Plan, the Group Annuity Contract and/or the Trust, and then only to the extent that such funds have been contributed by the Company or by an Employer to the Insurance Company or to the Trustee.

     4.6. SEPARATE ACCOUNTING. There shall be separate accounting within the Group Annuity Contract and/or Trust as between the assets held under each of the Segments of the Merged Plan, namely, the Verson Segment, the Littell Segment, and the Bush Hog Segment. Notwithstanding the separate accounting described in this Section, all assets held under the Group Annuity Contract and/or under the Trust shall be available to pay any Merged Plan benefit liabilities arising under any of the three Segments of the Merged Plan.

                           ARTICLE V.  ADMINISTRATION

     5.1. ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES. The Fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given them under this Merged Plan (including each of the Segments), the Insurance Contract, and/or the Trust. The Company shall be the "Named Fiduciary" within the meaning of ERISA and as such shall have the sole responsibility for making the contributions necessary to provide benefits under the Merged Plan. The Company shall have the sole authority to appoint and remove the Insurance Company, the Trustee, the Plan Administrator, and any Investment Manager, and to amend or terminate, in whole or in part, the Merged Plan, the Group Annuity Contract, or the Trust. The Company shall also have final responsibility for administration of the Merged Plan. The Plan Administrator shall have the specific delegated powers and duties described in the further provisions of this Article, and such further powers and duties as hereinafter may be delegated to it by the Company. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. The Insurance Company shall have the sole responsibility for the administration of the

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Group Annuity Contract and the management of the assets held under the Group
Annuity Contract, all as specifically provided in the Group Annuity Contract. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Merged Plan, the Group Annuity Contract, or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Merged Plan, the Group Annuity Contract, or the Trust, and is not required under the Merged Plan, the Group Annuity Contract, or the Trust to inquire into the propriety of any such direction, information or action. It is intended under the Merged Plan, the Group Annuity Contract, and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Merged Plan, the Group Annuity Contract, and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     5.2. PLAN ADMINISTRATOR. The Company shall appoint a Plan Administrator to administer the Merged Plan in accordance with the Merged Plan, the Group Annuity Contract and the Trust. In the absence of any appointment of a Plan Administrator, the Company shall be the Plan Administrator. All usual and reasonable expenses of the Plan Administrator may be paid in whole or in part by the Company or by any of the Employers, and any expenses not so paid shall be paid by the Insurance Company and/or by the Trustee out of the principal or income of the Group Annuity Contract and/or of the Trust Fund, respectively. A Plan Administrator who is an employee of the Company or of any of the Employers shall not receive compensation with respect to his duties under the Merged Plan.

     5.3. CLAIMS PROCEDURE. The Plan Administrator shall make all determinations as to the right of any person to a benefit. If a Merged Plan participant or his beneficiary files a claim for Pension benefits under the Merged Plan, the claim should be submitted in writing to the Plan Administrator which shall process it and approve or disapprove it within ninety (90) days of the date that the claim is received. If special circumstances arise and the Plan Administrator cannot process the claim within ninety (90) days, the Plan Administrator shall notify the claimant that the time for making the decision is extended for up to ninety (90) additional days. If the Plan Administrator fails to notify the claimant within the applicable period, the claim shall be considered denied. If the Plan Administrator makes a determination to deny Pension benefits to a Merged Plan participant or his beneficiary, the denial shall be stated in writing and delivered or mailed to such Merged Plan participant or beneficiary. Such notice shall set forth the specific reasons for the denial, written to the best of the Plan Administrator's ability in a manner that may be understood by the Merged Plan participant or beneficiary without legal or

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actuarial counsel and shall describe the steps necessary for appeal.  A Merged
Plan participant or beneficiary whose claim for Pension benefits has been denied shall have a period of sixty (60) days in which to appeal to the Plan Administrator and submit additional information to the Plan Administrator. The Plan Administrator shall consider the request within a reasonable period of time. If the claim is again denied in writing, the Merged Plan participant or beneficiary may request a hearing within thirty (30) days after the second denial, and the Plan Administrator shall afford a reasonable opportunity for a hearing to any Merged Plan participant or beneficiary for a review of its decision denying the claim, which hearing shall be held within sixty(60) days after its receipt of the request. The claimant shall have an opportunity to present evidence and appear before authorized representatives of the Plan Administrator. The Plan Administrator shall review all evidence submitted by the claimant, shall make its decision regarding the claim within one hundred twenty (120) days after its receipt of the request for a hearing and shall provide the claimant with a written decision. The decision of the Plan Administrator regarding the claim shall be final and conclusive.

     5.4. RECORDS AND REPORTS. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Service, Accrued Benefits and the percentage of such Benefits which are nonforfeitable under the Merged Plan; notification to Merged Plan participants; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and reports and premium payments to the Pension Benefit Guaranty Corporation.

     5.5. OTHER PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall have all such powers and duties as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

          (a) to construe and interpret the Merged Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) to prescribe procedures to be followed by Merged Plan participants or beneficiaries filing applications for benefits;

          (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Merged Plan;

          (d) to receive from the Company, from the Employers, and from Merged Plan participants, such information as shall be necessary for the proper administration of the Merged Plan;

          (e) to furnish the Company, upon request, such annual reports with respect to the administration of the Merged Plan as the Plan Administrator deems advisable;

          (f) to receive and review the periodic reports of the Actuary and the Merged Plan accountant;

          (g) to receive, review and keep on file (as it deems convenient or proper) financial reports received from the Insurance Company and/or from the Trustee;

          (h) to receive, review and keep on file reports of benefit payments and reports of disbursements for expenses as he or it deems advisable; and

          (i) to appoint or employ individuals to assist in the administration of the Merged Plan and any other agents it deems advisable, including legal, accounting, and actuarial counsel.

The Plan Administrator shall have full discretionary authority to exercise these powers. However, the Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Merged Plan, or to change or add to any benefits provided by the Merged Plan, or to waive or fail to apply any requirements of eligibility for a Pension under the Merged Plan.

     5.6. RULES AND DECISIONS. The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Merged Plan participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Merged Plan participant or beneficiary, the Employers, the legal counsel of the Company, the Insurance Company, the Trustee, the Merged Plan accountant, or the Actuary.

     5.7. ADMINISTRATION PROCEDURES. The Plan Administrator shall keep a record of all meetings and forward all necessary communications to the Company, the Insurance Company, the Trustee, or the Actuary. The Plan Administrator may adopt such rules and regulations as it deems desirable for the conduct of its affairs.

     5.8. AUTHORIZATION OF BENEFIT PAYMENTS. The Plan Administrator shall issue directions to the Insurance Company and/or to the Trustee concerning all benefits which are to be paid from the Group Annuity Contract and/or from the Trust pursuant to the provisions of the Merged Plan.

     5.9. APPLICATION AND FORMS FOR PENSION. The Plan Administrator may require a Merged Plan participant or beneficiary to complete and file with the Plan Administrator an application for Pension benefits and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished to it, including a Merged Plan participant's current mailing address.

     5.10. FACILITY OF PAYMENT. If the Plan Administrator finds that a Merged Plan participant, former participant or beneficiary is unable to care for his affairs because of illness or accident, or is a minor, or, in the case of a beneficiary who is entitled to a benefit under the Merged Plan, he dies before such benefit is distributed in its entirety, the Plan Administrator may direct that any payment due him, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid in any one or more of the following ways:

          (a)  Directly to such person;

          (b)  To such person's duly appointed legal guardian or conservator;

          (c) To such person's spouse, child, parent or other blood relative or to a person with whom he resides;

          (d)  To a custodian under any applicable Uniform Transfers to Minors
     Act;

          (e) To a relative or friend of such person for the benefit of the Merged Plan participant or beneficiary;

          (f) By the Plan Administrator itself for the benefit of the Merged Plan participant or beneficiary; or

          (g) In the case of a deceased beneficiary who is entitled to a benefit under the Merged Plan, to the estate of such beneficiary.

The decision of the Plan Administrator in each case shall be final and binding upon all persons in interest and the Trustee shall be under no duty to see to the proper application of such funds. In addition, any such payment so made shall be in complete discharge of any liability for the making of such payment under the provisions of the Merged Plan.

     5.11. INDEMNIFICATION. The persons authorized to act on behalf of the Plan Administrator shall be indemnified by the Company and not from the Group Annuity Contract or from the Trust against any and all liability, joint or several, for their acts and omissions and for the acts and omissions of their agents and other Fiduciaries in the administration and operation of the Merged Plan. The persons authorized to act on behalf of the Plan Administrator shall also be indemnified by the company against all costs and expenses reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they may be made party defendants by reason of their being or having been persons authorized to act on behalf of the Plan Administrator, whether or not then acting as such, including the cost of reasonable settlements (other than amounts paid to the Company) made to avoid costs of litigation and payment of any judgment or decree entered in such action, suit or proceeding. The Company shall not, however, indemnify the persons authorized to act on behalf of the Plan Administrator with respect to any act finally adjudicated to have been caused by the willful misconduct of such an individual; or with respect to the cost of any settlement unless the settlement has been approved by a court of competent jurisdiction. The right of indemnification shall not be exclusive of any other right to which the persons authorized to act on behalf of the Plan Administrator may be legally entitled and it shall inure to the benefit of the duly appointed legal representatives of such individual. The provisions of this Section shall apply equally to any member of the Board of Directors of the Company or of any of the Employers.

     5.12. FIDUCIARY DUTIES. All Fiduciaries shall discharge their duties solely in the interest of Merged Plan participants and beneficiaries and for the exclusive purpose of (a) providing benefits to Merged Plan participants and their beneficiaries, and (b) defraying reasonable expenses of administering the Merged Plan

     5.13. AGENT FOR SERVICE. The agent for service of legal process shall be such person as may be designated by the Board of Directors of the Company; in the absence of any such designation, the Plan Administrator shall be the agent for service of legal process for the Merged Plan.

                          ARTICLE VI.  MAXIMUM PENSION

     6.1. MAXIMUM PENSION BENEFITS. Notwithstanding anything to the contrary in the Merged Plan, Pension benefits shall be subject to Section 415 of the Code and shall be reduced, to the extent necessary, to meet the requirements of such Code Section as follows. The total maximum Pension benefits under the Merged Plan for a limitation year shall not exceed the lesser of an amount equal to (i) $90,000 or (ii) 100% of a Merged Plan participant's average annual compensation for the highest three consecutive years during which the Merged Plan participant was participating in the Merged Plan, subject to the following:

          (a) The limits on the annual amount of Pension benefits are based on payment in the form of a single life annuity or in the form of a qualified joint and survivor annuity (as such term is defined in Section 417 of the Code), if applicable. In the event payment is made under a different form of annuity payment, such specified maximum annual amount shall be subject to adjustment to reflect the Actuarial Equivalent of the form of payment chosen hereunder as compared to the form of a single life annuity.

          (b) If benefits begin prior to social security retirement age (as that term is defined in Section 415(b)(8) of the Code), the maximum dollar limitation will be the Actuarial Equivalent of the $90,000 maximum payable at social security retirement age. For a Merged Plan participant whose benefits begin after social security retirement age, the dollar limitation shall be the Actuarial Equivalent of a $90,000 Pension payable at social security retirement age; provided, however, that such Actuarial Equivalent shall be based on an interest rate of 5% per annum, in lieu of the interest rate otherwise used in the determination of the Actuarial Equivalent of such maximum benefit payable at social security retirement age.

          (c) If the Merged Plan participant has fewer than ten (10) years of participation in the Merged Plan (and in the segment in which he participated prior to December 31, 1993) at retirement, the applicable maximum shall be multiplied by a fraction, the numerator of which is the number of his years of participation in the Merged Plan (or appropriate segment), and the denominator of which is ten (10).

          (d) amount specified in Section 415(b)(1)(A) is adjusted by the Internal Revenue Service pursuant to Section 415(d)(1)(A) of the Code.

          (e) Notwithstanding the foregoing, the Pension payable under the Merged Plan will be reduced to the extent necessary to prevent disqualification of the Merged Plan and other qualified plans of the Company under Section 415 of the Code. These additional limitations provide that, if an individual participates at any time in both a defined-benefit plan and a defined-contribution plan maintained by the Company, the sum of the "defined-benefit plan fraction" and the "defined-contribution plan fraction" for any limitation year may not exceed 1.0. For purposes of this Section, the limitation year is the Plan Year. The "defined-benefit plan fraction" for any Plan Year is a fraction, the numerator of which is the sum of the Merged Plan participant's projected annual benefits under all defined-benefit plans (whether or not terminated) maintained by the Company in the current and all prior limitation years, and the denominator of which is the lesser of (i) 1.25 multiplied by the annual dollar limitation in effect under the Merged Plan or (ii) 1.4 multiplied by 100% of the Merged Plan participant's compensation, as defined in
     Section 1.415-2(d)(1)(i) of the Income Tax Regulations, during the three consecutive limitation years when his compensation was the highest. The "defined-contribution plan fraction" for any Plan Year is a fraction, the numerator of which is the sum of the annual additions to the Merged Plan participant's accounts under all defined-contribution plans (whether or not terminated) maintained by the Company in the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts which could have been paid under Section 415(c) of the Code for the current and all prior limitation years of such Merged Plan participant's employment. The "maximum aggregate amount" for any limitation year shall be equal to the lesser of 1.25 multiplied by the dollar limitation in effect for such limitation year under
     Section 415(c)(1)(A) of the Code or 1.4 multiplied by 25% of the Merged Plan participant's total compensation for the limitation year.

          (f) The Plan Administrator shall advise any Merged Plan participant of any additional limitation on his Pension required by this Section.

            ARTICLE VII.  RESTRICTED BENEFITS TO CERTAIN PARTICIPANTS

     7.1. APPLICABILITY OF RESTRICTIONS.  This Article is effective as of
August 1, 1989 with respect to the Verson Segment, and it is effective as of January 1, 1989 with respect to the Littell Segment and the Bush Hog Segment. The purpose of this Article is to conform the Merged Plan to the requirements of
Section 1.401(a)(4)-5(b) of the Income Tax Regulations. Notwithstanding any contrary provision of the Merged Plan, all Pension distributions under the Merged Plan are restricted as described in Sections 7.4 and 7.6; the restrictions set forth in Section 7.4 below are subject, however, to the exception set forth in Section 7.5.

     7.2. PARTICIPANTS WHOSE PENSION PAYMENTS ARE RESTRICTED. The Merged Plan participants to whom Pension payments are restricted are all HCEs and all former HCEs (as such terms are defined in Treasury Regulation Section 1.401(a)(4)-12; that is, as the terms highly compensated employees and highly compensated former employees, respectively, are defined in Treasury Regulation Section 1.410(b)-9) who benefit under the Merged Plan for the Plan Year; provided however, that distributions of Pension benefits shall not be restricted under this Article to such an individual if he is not one of the 25 nonexcludable employees and former employees (as both such terms are defined in

Treasury Regulation Section 1.401(a)(4)-12) with the largest amount of compensation in the current or any prior year.

     7.3. RESTRICTED BENEFIT DEFINITIONS. For the purposes of these restrictions:

          (a) "Benefit" includes, among other benefits, loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living employee or former employee, and any death benefits not provided for by insurance on the employee's or former employee's life.

          (b) "Current liabilities" and the "value of Merged Plan assets" means any reasonable and consistent method for determining the value of current liabilities and the value of Merged Plan assets, as determined by the actuary for the Merged Plan.

     7.4. RESTRICTIONS. Except as provided in Section 7.5, in any year, Pension payments made to or on behalf of a Merged Plan participant described in
Section 7.2 shall not exceed an amount equal in each year to the payments that would be made to or on behalf of the Merged Plan participant under:

          (a) A straight life annuity that is the Actuarial Equivalent of the Accrued Benefit and other benefits to which the Employee is entitled under the Merged Plan, and

          (b) The amount of payments that the Merged Plan participant is entitled to receive under a social security supplement.

     7.5. INAPPLICABILITY OF RESTRICTIONS. However, the restrictions do not apply if one of the following requirements is satisfied:

          (a) After taking into account payment to or on behalf of a Merged Plan participant described in Section 7.2 of all Pension benefits payable to the Merged Plan participant, the value of Merged Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in Section 412(l)(7) of the Code;

          (b) The value of benefits payable under the Merged Plan to or on behalf of a Merged Plan participant described in Section 7.2 is less than one percent (1%) of the current liabilities before distribution; or

          (c) The value of benefits payable under the Merged Plan to or on behalf of a Merged Plan participant described in Section 7.2 does not exceed the amount described in Section 411(a)(11)(A) of the Code (restrictions on certain mandatory distributions).

          7.6. RESTRICTIONS ON TERMINATION. In the event of termination of the Merged Plan, the benefit of any Merged Plan participant described in Section 7.2 is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

        ARTICLE VIII.  AMENDMENTS, TERMINATION, AND ACTION BY THE COMPANY

     8.1. RIGHT TO TERMINATE. The Company intends to continue its sponsorship of the Merged Plan and payment of contributions to the Merged Plan indefinitely; but continuance of such sponsorship and such contributions is not assumed as a contractual obligation of the Company, and the right is reserved by the Company to cease its sponsorship of the Merged Plan or to reduce, suspend, or discontinue its contributions under the Merged Plan at any time.

     8.2. AMENDMENT OF THE MERGED PLAN. The Company may amend the Merged Plan at any time and from time to time, but such power of amendment shall under no circumstances include the right in any way or to any extent to revest or otherwise transfer any interest in or to the Group Annuity Contract and/or the Trust, or any income therefrom, to the Company or to any of the Employers, except as otherwise provided in the Merged Plan; nor shall the power of amendment include the right in any way or to any extent to divest any Merged Plan participant of the benefit to which he would be entitled if he had resigned as of the date of such amendment. Neither shall such power of amendment be exercised in any way which would or could give to any Merged Plan participant any right or thing of exchangeable value in advance of the receipt of distributions in accordance with the terms provided therefor. No amendment shall ever operate to enable any part of the corpus or income or other assets of the Group Annuity Contract and/or of the Trust to be used for or diverted to any purpose other than the exclusive benefit of Merged Plan participants or their beneficiaries. Notwithstanding the foregoing provisions of this Section, however, the Merged Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under ERISA or the Code. The Company shall file a certified copy of each amendment to the Merged Plan with the Insurance Company, if any, the Trustee, if any, and the Plan Administrator, if any, promptly upon its adoption.

     8.3. ACTION BY THE COMPANY. Any action by the Company under the Merged Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

          ARTICLE IX.  SUCCESSORS AND MERGER OR CONSOLIDATION OF PLANS

     9.1. SUCCESSORS. In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Merged Plan, the Group Annuity Contract and/or the Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Merged Plan. The substitution of the successor shall constitute an assumption of Merged Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Merged Plan. In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made by which the successor shall be substituted for such Employer under the Segment applicable to such Employer's employees.

     9.2. CONDITIONS APPLICABLE TO MERGERS OR CONSOLIDATION OF PLANS. In the event of any merger or consolidation of the Merged Plan with, or transfer in whole or in part of the assets and liabilities of the Group Annuity Contract and/or the Trust to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Merged Plan participants, the assets of the Group Annuity Contract and/or of the Trust Fund applicable to such participants shall be merged or consolidated with or transferred to the other trust fund only if:

          (a) Each Merged Plan participant would (if either the Merged Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Merged Plan had then terminated), and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

          (b) Resolutions of the Boards of Directors of the Company, and of any new or successor employer of the affected Merged Plan participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Merged Plan participants, its resolutions shall include an assumption of liabilities with respect to such Merged Plan participants' inclusion in the new employer's plan; and

          (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                             ARTICLE X.  TERMINATION

     10.1. TERMINATION. In accordance with the procedures set forth in this Article, the Company may terminate the Merged Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Company, the Merged Plan shall terminate and the Group Annuity Contract and the Trust Fund shall be liquidated unless the Merged Plan is continued by a successor to the Company in accordance with Section 9.1. Subject to the applicable requirements, if any, of ERISA governing termination of "employee pension benefit plans" and/or the applicable requirements, if any, of the Code governing termination of retirement plans which satisfy the requirements of Section 401(a) of the Code, the Company shall direct and require the Insurance Company to liquidate the Group Annuity Contract and shall direct and require the Trustee to liquidate the Trust Fund, or the applicable portion thereof, in accordance with the provisions of this Article.

     10.2. TERMS. The terms termination, partial termination and date thereof, as used in the Merged Plan, shall have the same meaning imparted thereto under ERISA. If the termination or partial termination of the Merged Plan occurs, such of the following procedures as may be required in the circumstances under ERISA shall be carried out with respect to those Merged Plan participants affected by such termination or partial termination.

     10.3. PARTIAL TERMINATION. Upon termination of the Merged Plan with respect to a group of Merged Plan participants which constitutes a partial termination of the Merged Plan, the Company shall cause the proportionate interest of the Merged Plan participants affected by such partial termination to be determined. The determination of such proportionate interest shall be done in an equitable manner, considering the remaining Merged Plan participants as well as the Merged Plan participants affected by the termination, on the basis of the contributions made by the Company and by the Employers under the terms of the Merged Plan, the provisions of this Article, and other appropriate considerations. After such proportionate interest has been determined, the Company shall allocate portions of the Group Annuity Contract and/or of the Trust and shall direct the Insurance Company and/or the Trustee to segregate the assets of the Group Annuity Contract and/or of the Trust according to such proportionate interest. Neither the Insurance Company, the Trustee nor the Plan Administrator shall have any responsibility with respect to the determination of any such proportionate interest. The assets of the Group Annuity Contract and/or of the Trust so allocated and segregated shall be used by the Insurance Company and/or by the Trustee to pay benefits to or on behalf of Merged Plan participants in accordance with Section 10.7.

     10.4. RESTRICTED BENEFITS. If the termination of partial termination of the Merged Plan occurs, the provisions of Article VII hereof, if not previously carried out, shall then be carried out.

     10.5. VESTING AT TERMINATION. If the termination or partial termination of the Merged Plan occurs, the rights of all affected Merged Plan participants to Accrued Benefits to the date of such termination or partial termination, to the extent funded as of such date, shall then become nonforfeitable, except to the extent that certain forfeitures may be required in accordance with the provisions of this Article and those of Article VII. As to those Merged Plan participants whose employment with an Employer was terminated prior to the date of termination or partial termination of the Merged Plan, the provisions of this Section shall not increase the nonforfeitable rights, if any, applicable to such Merged Plan participants as of their respective dates of termination of employment with such Employer except to the extent required by the Internal Revenue Service as a condition to its granting a favorable determination letter in connection with the termination of the Merged Plan.

     10.6. BENEFITS IN PAY STATUS OR PAID WITHIN THREE YEARS BEFORE PLAN TERMINATION. If the termination or partial termination of the Merged Plan occurs, all benefits then in pay status with respect to retired Merged Plan participants and their spouses or beneficiaries shall be subject to reduction only as required under ERISA to the extent that such benefit amounts exceed the benefit amounts allocable to such retired Merged Plan participants, spouses and beneficiaries under Section 10.7. Further, with respect to benefits under the Merged Plan which commenced within the three (3) year period ending on the date of termination or partial termination of the Merged Plan, such previously paid benefits shall be subject to recovery from the retired Merged Plan participant for the benefit of the Merged Plan, as required under ERISA, to the extent that such previously paid benefit amounts exceed limitations applicable thereto under ERISA.

     10.7. LIQUIDATION. If the termination or partial termination of the Merged Plan occurs, the assets of the Merged Plan available to provide benefits shall be allocated among those Merged Plan participants, spouses and beneficiaries affected by such termination or partial termination in the following order:

          (a)  First, equally among individuals in the following two categories:

               (i) in the case of each benefit of a retired Merged Plan participant, spouse or beneficiary which was in pay status under the Merged Plan as of the beginning of the three (3) year period ending on the date of termination or partial termination of the Merged Plan, to each such benefit, based upon the provisions of the Merged Plan (as in effect during the five (5) year period ending on the effective date of Merged Plan termination) under which such benefit would be the least.

               (ii) in the case of a Merged Plan participant's, spouse's or beneficiary's benefit (other than a benefit described in (1) above) which would have been in pay status under the Merged Plan as of the beginning of such three (3) year period if the Merged Plan participant had retired prior to the beginning of such three (3) year period and if his benefits had commenced as of the beginning of such period, to each such benefit based on the provisions of the Merged Plan (as in effect during the five (5) year period ending on the effective date of Merged Plan termination) under which such benefit would be the least.

          (b) Second, in the case of each benefit of a retired Merged Plan participant, spouse or beneficiary which was in pay status under the Merged Plan immediately prior to the date of termination or partial termination of the Merged Plan, to the extent that such benefits are not otherwise provided for under (a) above, to each such benefit based upon the provisions of the Merged Plan but subject to such limitations on amounts of such benefits as shall then be applicable under ERISA.

          (c) Third, in the case of all other benefits guaranteed under Title IV of ERISA which are not otherwise provided for under (a) or (b) above, to each such benefit based upon the provisions of the Merged Plan but subject to such limitations on amount of such benefits as shall then be applicable under ERISA.

          (d) Fourth, in the case of all other benefits which were nonforfeitable immediately prior to the date of termination or partial termination of the Merged Plan which are not otherwise provided for under
     (a), (b) or (c) above, to each such benefit based upon the provisions of the Merged Plan.

          (e) Fifth, in the case of all other benefits under the Merged Plan which are not otherwise provided for under (a), (b), (c) or (d) above, to each such benefit based upon the provisions of the Merged Plan.

If the assets of the Group Annuity Contract and of the Trust applicable to any of the above categories are insufficient to provide full benefits for all persons in such group, the benefits otherwise payable to such persons shall be reduced proportionately. The Actuary shall calculate the allocation of the assets of the Group Annuity Contact and of the Trust in accordance with the above priority categories, and certify his calculations to the Fiduciaries. The provisions of this Section are intended to comply with the provisions of ERISA (and any regulations issued thereunder). If there is any discrepancy between the provisions of this Section and the provisions of ERISA, such discrepancy shall be resolved in such a way as to comply with ERISA. No liquidation of assets and payment of benefit (or provisions therefor) shall actually be made by the Insurance Company and/or by the Trustee until after it is or they are advised by the Company in writing that applicable requirements, if any, of ERISA governing termination of "employee pension benefit plans" have been, or are being, complied with or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

For purposes of this Section, references to the provisions of the Merged Plan at a time prior to December 31, 1993 shall be considered to be references to provisions of each of the Segments at that time.

     10.8. ALLOCATION OF ASSETS. If the assets of the Merged Plan available for allocation under any subparagraph of Section 10.7, other than subparagraph (d) thereof, are insufficient to satisfy in full the benefits of all individuals which are described in that subparagraph, the assets shall be allocated pro rata among individuals on the basis of the present value (as of the date of termination or partial termination of the Merged Plan) of their respective benefits described in that subparagraph.

     10.9. FURTHER ALLOCATION. If the assets of the Merged Plan available for allocation under Section 10.7(d) are insufficient to satisfy in full the benefits of individuals described in Section 10.7(d), the following shall apply:

          (a) Except as provided in Section 10.7(b), the assets shall be allocated to the benefits of individuals described in Section 10.7(d) on the basis of the benefits of individuals which would have been described in
     Section 10.7(d) under the Merged Plan as in effect at the beginning of the five (5) year period ending on the date of termination or partial termination of the Merged Plan.

          (b) If the assets available for allocation under Section 10.9(a) are sufficient to satisfy in full the benefits described therein (without regard to this Section 10.9(b)) then for purposes of Section 10.9(a), benefits of individuals described therein shall be determined on the basis of the Merged Plan as amended by the most recent amendment to the Merged Plan effective during such five (5) year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in Section 10.9(a) and shall be allocated thereunder on the basis of the Merged Plan effective during such period.

          (c) If the assets of the Merged Plan available for allocation under any category set forth in this Section are insufficient to satisfy in full the benefits which are described in that category, the assets shall be allocated pro rata among such benefits on the basis of present value (as of the date of termination or partial termination of the Merged Plan) of the respective benefits described in that category.

     10.10. REALLOCATION REQUIRED BY SECRETARY OF THE TREASURY. If the Secretary of the Treasury determines that the allocation made pursuant to this Article (without regard to this paragraph) results in discrimination prohibited by Section 401(a)(4) of the Code then, if required to prevent the disqualification of the Merged Plan under Section 401(a) of the Code, the assets allocated under subparagraphs (b), (c), (d) or (e) of Section 10.7 shall be reallocated to the extent necessary to avoid such discrimination.

     10.11. FORM OF DISTRIBUTIONS. The allocation procedures described in this Article may be carried out by means of the annuities purchased under the Group Annuity Contract prior to the date of termination or partial termination of the Merged Plan, by means of further purchases of annuities under the Group Annuity Contract after such date or by any other means selected by the Company and permitted by law. Further, subject to the foregoing provisions of this Article and any applicable regulations promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service, any distribution after termination of the Merged Plan may be made, in whole or in part, to the extent that no discrimination in value results, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Plan Administrator, in its sole discretion, shall determine.

     10.12. REVERSION OF EXCESS ASSETS. Any assets of the Merged Plan which remain after provision has been made to satisfy all liabilities of the Merged Plan to Merged Plan participants, their spouses and their beneficiaries shall, unless in contravention of any provision of law, be deemed to have become available as a result of actuarial error and shall be distributed to the Company in cash.

                           ARTICLE XI.  MISCELLANEOUS

     11.1. GOVERNING LAW. The Merged Plan, the Group Annuity Contract and the Trust shall be construed and administered according to the laws of the State of Illinois to the extent such laws are not preempted by ERISA or subsequent amendments thereto or any other laws of the United States of America.

     11.2. TAX-QUALIFIED PLAN. The Merged Plan, the Group Annuity Contract, and the Trust are intended to be qualified under the provisions of Sections 401(a) and 501(a) of the Code. The Plan Administrator or the Company shall seek a determination letter to that effect and keep the Company, the Insurance Company, and the Trustee advised of any changes in the federal income tax qualification status of the Merged Plan, the Group Annuity Contract or the Trust.

                       ARTICLE XII.  TOP-HEAVY PROVISIONS

     12.1. DETERMINATION OF TOP-HEAVY. The Merged Plan will be considered a "Top-Heavy Plan" for the Plan Year if, as of the last day of the preceding Plan Year, (1) the present value of the Accrued Benefits of Merged Plan participants who are Key Employees (as defined in Section 416(i) of the Code, but in making such determination considering compensation as defined in Section 1.415-2(d) of the Income Tax Regulations) exceeds 60% of the present value of the Accrued Benefits of all Merged Plan participants (the "60% Test") or (2) the Merged Plan is part of a required aggregation group (as defined below) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the Merged Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Merged Plan is a part of a required or permissive aggregation group (as defined below) which is not top-heavy.

     For the purposes of making the "60% Test" for any Plan Year, Accrued Benefits shall be those amounts calculated as of the first day of the preceding Plan Year and the present value of those amounts shall be based on the actuarial assumptions used by the Actuary in the actuarial valuation made as of the first day of such preceding Plan Year.

     12.2. MINIMUM BENEFIT. For any Plan Year in which the Merged Plan is determined to by a Top-Heavy Plan, the minimum Normal Retirement Pension for a Merged Plan participant who is not a Key Employee terminating employment at or after age 65, and the minimum Accrued Benefit, payable at Normal Retirement Date for a Merged Plan participant who terminates employment prior thereto with entitlement to a Pension, shall be equal to the lesser of (1) the product of 2% of his "average monthly compensation", as defined in Section 1.415-2(d) of the Income Tax Regulations, during his five highest-paid consecutive calendar "years of service" as determined under Section 411(a)(4), (5), and (6) of the Code (or during his period of such service, if less than 5 years) excluding such years of service before June 30, 1984 and such years of service after the last Plan Year in which the Merged Plan is a Top-Heavy Plan; and (2) 20% of such compensation. In computing the minimum benefit under this Section, it will be assumed that such benefit shall be payable at the Merged Plan participant's Normal Retirement Date in the form of a single-life annuity. No minimum benefit will be required for a Merged Plan participant if the company maintains another plan which satisfies the requirements of Section 401(a) of the Code under which a minimum benefit

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

or contribution is being made or funded for such year for the Merged Plan participant and the Company elects by written resolution or in such other plan to have such other plan satisfy such minimum benefit or contribution requirements. However, if the other plan does not satisfy the minimum benefit or contribution requirements for both that plan and the Merged Plan, the minimum benefit will be provided under the Merged Plan; provided, however, that any benefit or contribution under that plan may be used in a comparability analysis to prove that both plans are providing benefits at least equal to the defined-benefit minimum, as provided in Treasury Regulation Section 1.416-1, Q&A-12.

     12.3. MINIMUM VESTING. Notwithstanding the requirements under each of the Segments for a Merged Plan participant to be eligible for a deferred vested Pension, a Merged Plan participant shall be eligible for a deferred vested Pension if, while the Merged Plan is a Top-Heavy Plan, his employment is terminated before death or Retirement after he has completed at least 3 years of Service. If he has completed at least 3 years of Service, the amount of his Deferred Vested Pension on a single-life basis, commencing as of the first day of the month following the Merged Plan participant's Normal Retirement Date, shall be equal to his Accrued Benefit. If he has not completed at least 3 years of Service, he shall forfeit all rights to benefits under the Merged Plan.

     12.4. DEATH AFTER MINIMUM VESTING. Upon the death of a Merged Plan participant whose death occurs prior to the date his Pension commences hereunder, who has completed less than 5 years of Service at the date of his death but who has a vested interest under the Merged Plan prior to his death pursuant to the provisions of Section 12.3, a Pension shall be payable to his eligible spouse, if any. The Pension payable to the eligible spouse of such a Merged Plan participant shall be equal to the amount the eligible spouse would have been entitled to receive had the Merged Plan participant commenced to receive a deferred vested Pension in the form of a qualified joint and survivor annuity (as defined in Section 417(b) of the Code) as of his Normal Retirement Date, based on his Service and Credited Service immediately prior to the earlier of his death or termination of employment, and then died immediately thereafter. The Pension payable to such an eligible spouse shall commence as of the Merged Plan participant's Normal Retirement Date and shall continue until the beginning of the month in which the death of the eligible spouse occurs.

     12.5. CHANGE IN TOP-HEAVY STATUS.  If the Merged Plan becomes a Top-
Heavy Plan and subsequently ceases to be such, the minimum benefit accrued under
Section 12.2 while the Merged Plan was a Top-Heavy Plan shall continue to apply. If the Merged Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting provisions in Section 12.3 shall continue to apply in determining the deferred vested Pension of any Merged Plan participant who had at least three years of Service as of the last day of the last Plan Year during which the Merged Plan was a Top-Heavy Plan.

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

     12.6. IMPACT ON MAXIMUM BENEFITS. For any Plan Year in which the Merged Plan is a Top-Heavy Plan, for purposes of the limitations of Section 415 of the Code described in Section 6.1, the defined-benefit plan fraction and the defined-contribution plan fraction shall be changed by substituting the number "1.00" for the number "1.25" therein, except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable. Alternately, in the discretion of the Plan Administrator, for any Plan Year when the Merged Plan is a Top-Heavy Plan, the minimum benefit under Section 12.2 shall be increased to not more than the lesser of three percent (3%) per "year of service" (as defined in Section 12.2) or thirty percent (30%) of such Merged Plan participant's "average monthly compensation" (as defined in Section 12.2) for any year in which the Company also maintains a defined contribution plan if necessary to avoid the application of Section 416(h)(1) of the Code (relating to the adjustment of the combined plan contributions and benefits limitation which would substitute 1.00 for 1.25 in the defined contribution and benefit plan fractions under Section 415 of the Code).

     12.7. AGGREGATION WITH OTHER PLANS.

          (a) REQUIRED AGGREGATION. If a Key Employee under the Merged Plan also participates in another plan of the Company, an Employer or a Related Employer which is qualified under Section 401(a) of the Code or which is a simplified employee pension plan under Section 408(k) of the Code, or if the Merged Plan and another plan must be aggregated so that either the Merged Plan or the other plan will meet the anti-discrimination and coverage requirements of Sections 401(a)(4) or 410(b) of the Code, then the Merged Plan and any such other plan will be aggregated for purposes of determining top-heaviness. The Merged Plan automatically will be deemed top-heavy if such required aggregation of plans is top-heavy as a group and automatically will be deemed not top-heavy if such required aggregation of plans is not top-heavy as a group.

          (b) PERMISSIVE AGGREGATION. Any other plan of the Company, an Employer or a Related Employer which is qualified under Section 401(a) of the Code or which is a simplified employee pension plan under
     Section 408(k) of the Code, and which is not in the required aggregation referenced in (1) above, may be aggregated with the Merged Plan (and with any other plan(s) in the required aggregation group in (1) above) for purposes of determining top-heaviness if such aggregation would continue to meet the nondiscrimination and coverage requirements of Sections 401(a)(4) and 410(b) of the Code. The Merged Plan automatically will be deemed not top-heavy if such permissive aggregation of plans is not top-heavy as a group.

          (c) DETERMINING AGGREGATE TOP-HEAVY STATUS. The top-heavy status of the plans as a group is determined by aggregating the plans' respective top-heavy determinations that are made as of determination dates that fall within the same calendar year.

     12.8. PRESENT VALUE. For the purposes of this Article, the present value of Accrued Benefits shall be the amounts calculated as of the most recent valuation date which is within the twelve month period ending with the date of the Top-Heavy Plan determination. For this purpose, Accrued Benefits shall be determined using the accrual method used for all plans maintained by the Company or, if there is no common method, using the slowest accrual rate permitted under
Section 411(b)(1)(C) of the Code.

     12.9. COMPUTATION OF BENEFIT. If the form of benefit determined in accordance with the Merged Plan is in a form of annuity other than a single life annuity, the Merged Plan participant must receive the greater of:

          (a)  the Merged Plan participant's Accrued Benefit; or

          (b) an amount which is the Actuarial Equivalent of the Merged Plan participant's minimum benefit determined under this Article.

If a benefit becomes payable to a Merged Plan participant at a date other than on such Merged Plan participant's Normal Retirement Date, the Merged Plan participant must receive the greater of:

          (a)  the Merged Plan participant's Accrued Benefit; or

          (b) an amount which is the Actuarial Equivalent of the Merged Plan participant's minimum benefit determined under this Article.




Executed as of this ___ day of_________, 1994.


Attest:                                      ALLIED PRODUCTS CORPORATION

By: ______________________                   By:____________________________
      Assistant Secretary                      Its: ________________________

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